UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2014 (February 2, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-169152	60-0680859
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

642 Lexington Avenue Suite 1526 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 634-6410

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2014, Staffing 360 Solutions, Inc. (“Staffing”) executed, through its wholly owned United Kingdom subsidiary Staffing 360 Solutions (UK) Limited (“Staffing UK”, together with Staffing, collectively, the “Company”), an Asset Purchase Agreement (the “Purchase Agreement”) by and among Staffing UK, Poolia UK Ltd. (“Poolia UK”), a subsidiary of Poolia AB, a publicly listed company on NASDAQ OMX Stockholm (“Poolia AB,” together with Poolia UK, collectively “Poolia”). Poolia UK operates its professional staffing services from its office in London and focuses on providing temporary, contract and permanent qualified professionals to various banking, financial and commercial clients across the United Kingdom.

Pursuant to the Purchase Agreement, the Company will purchase from the Poolia UK Ltd. (the “Acquisition”) substantially all of Poolia UK Ltd.’s business and assets, including but not limited to contracts, business information, records, book debts and good will. The closing will be held upon satisfaction of the closing conditions pursuant to the terms of the Purchase Agreement. The closing shall occur on or about March 7, 2014 (the “Closing”).

The aggregate consideration to be paid by the Company to Poolia UK for the sale and purchase of the business and assets shall be £500.000 (the “Fixed Consideration”), plus an amount equal to the net asset value at the completion date of the acquisition (the “NAV Consideration,” together with the Fixed Consideration, collectively, the “Purchase Price”). The Fixed Consideration and a sum of £250,000, being an advance payment of the NAV Consideration, shall be paid in full in cash on Closing. The balance (if any) of the NAV Consideration shall be paid by the Company to Poolia within five business days after the date on which the net asset value becomes final and binding in accordance with the Agreement.

The Company may terminate and rescind the Agreement prior to the Closing in the event (i) any of the key employees or any more than four employees terminate their employment with Poolia UK or (ii) any insolvency proceedings are commenced against Poolia UK or the assets of Poolia UK.

Item 8.01.	Other Events.

On February 3, 2014, the Company issued a press release announcing the execution of the Agreement with the Poolia, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

  (d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release dated February 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 3, 2014	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Alfonso J. Cervantes
	Name:	Alfonso J. Cervantes
	Title:	President